Exhibit 4.8
THE PROGRESSIVE CORPORATION
AND
THE BANK OF NEW YORK TRUST COMPANY,
N.A., Trustee
Junior Subordinated Indenture
Dated as of June •, 2007

CROSS-REFERENCE SHEET1*
Between
     Provisions of Trust Indenture Act of 1939 and Indenture to be dated as of June •, 2007 between THE PROGRESSIVE CORPORATION and THE BANK OF NEW YORK TRUST COMPANY, N.A., Trustee:

Section of the Act	Section of Indenture
310(a)(1) and (2)	6.8
310(a)(3) and (4)	Inapplicable
310(a)(5)	6.8
310(b)	6.9(a), (b) and (d)
310(b)(1)	6.13
310(c)	Inapplicable
311(a)	6.12
311(b)	6.12
311(c)	Inapplicable
312(a)	4.1 and 4.2(a)
312(b)	4.2(a) and (b)(i) and (ii)
312(c)	4.2(c)
313(a)	4.4
313(b)(1)	Inapplicable
313(b)(2)	4.4
313(c)	4.4
313(d)	4.4
314(a)	4.3
314(b)	Inapplicable
314(c)(1) and (2)	11.5
314(c)(3)	Inapplicable
314(d)	Inapplicable
314(e)	11.5
314(f)	Inapplicable
315(a), (c) and (d)	6.1
315(b)	5.11
315(e)	5.12
316(a)(1)	5.9
316(a)(2)	Not required
316(a)(last sentence)	7.4
316(b)	5.7
317(a)	5.2
317(b)	3.4(a) and (b)

[1]	This Cross Reference Sheet is not part of the Indenture.

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

(continued)

Page
SECTION 13.7 Trustee Not Charged with Knowledge of Prohibition	54

SECTION 13.8 Provisions are Solely to Define Relative Rights	54

SECTION 13.9 No Waiver of Subordination Provisions	54

SECTION 13.10 Trustee to Effectuate Subordination	54

SECTION 13.11 Rights of Trustee as Holder of Senior Debt	55

SECTION 13.12 Article Applicable to Paying Agents	55

-v-

     This Junior Subordinated Indenture, dated as of June •, 2007 (the “Indenture”), between THE PROGRESSIVE CORPORATION, an Ohio corporation (the “Issuer”), and THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee (the “Trustee”),
WITNESSETH:
     WHEREAS, the Issuer has duly authorized the issue from time to time of its subordinated unsecured debentures, notes or other evidences of indebtedness to be issued in one or more series (the “Securities”) up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture and to provide, among other things, for the authentication, delivery and administration thereof; and
     WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture; and
     WHEREAS, all things necessary to make this Indenture a valid indenture and agreement according to its terms have been done;
     NOW, THEREFORE:
     In consideration of the premises and the purchases of the Securities by the Holders thereof, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Securities and of the Coupons, if any, appertaining thereto as follows:
ARTICLE ONE
DEFINITIONS
SECTION 1.1 Certain Terms Defined. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All other terms used in this Indenture that are defined in the Trust Indenture Act of 1939 or the definitions of which in the Securities Act of 1933 (“Securities Act”) are referred to in the Trust Indenture Act of 1939, including terms defined therein by reference to the Securities Act (except as herein otherwise expressly provided or unless the context otherwise clearly requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of this Indenture. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles, and the term “generally accepted accounting principles” means such accounting principles as are generally accepted at the time of any computation in the United States of America. The words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular.

     “Authorized Newspaper” means The Wall Street Journal, The New York Times or other newspaper of general circulation throughout the United States of America.
     “Board of Directors” means either the Board of Directors of the Issuer or any committee of such Board duly authorized to act hereunder.
     “Business Day” means, with respect to any Security, a day that in the city (or in any of the cities, if more than one) in which amounts are payable, as specified in the form of such Security, is not a day on which banking institutions are authorized by law or regulation to close or a day on which transactions in the currency in which the Securities are payable are not conducted.
     “Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or if any time after the execution and delivery of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act of 1939, then the body performing such duties on such date.
     “Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee, at any particular time, shall be principally administered, which office is, at the date as of which this Indenture is dated, located at 2 North La Salle, Chicago, IL 60602, Attn: Global Corporate Trust.
     “Coupon” means any interest coupon appertaining to a Security.
     “Event of Default” means any event or condition specified as such in Section 5.1.
     “Foreign Currency” means a currency issued by the government of a country other than the United States.
     “Global Security” means a Security that evidences all or part of a class of Securities, registered in the name of a depositary or its nominee as contemplated by Section 2.12.
     “Holder,” “holder of Securities,” “Securityholder” or other similar terms mean (a) in the case of any Registered Security, the Person in whose name such Security is registered in the security register kept by the Issuer for that purpose in accordance with the terms hereof, and (b) in the case of any Unregistered Security, the bearer of such Security, or any Coupon appertaining thereto, as the case may be.
     “Indenture” means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented or both, and shall include the forms and terms of particular series of Securities established as contemplated hereunder.
     “Interest” means, when used with respect to non-interest-bearing Securities, interest payable after maturity.
     “Issuer” means THE PROGRESSIVE CORPORATION, an Ohio corporation, and, subject to Article Nine, its successors and assigns.

     “Officers’ Certificate” means a certificate signed by any two of the following officers of the Issuer: president, treasurer, any vice president, secretary or any assistant secretary and delivered to the Trustee. Each such certificate shall include the statements provided for in Section 11.5.
     “Opinion of Counsel” means an opinion in writing signed by legal counsel who may be an employee of or counsel to the Issuer or other counsel who shall be satisfactory to the Trustee. Each such opinion shall include the statements provided for in Section 11.5, if and to the extent required hereby.
     “original issue date” of any Security (or portion thereof) means the earlier of (a) the date of such Security or (b) the date of any Security (or portion thereof) for which such Security was issued (directly or indirectly) on registration of transfer, exchange or substitution.
     “Original Issue Discount Security” means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 5.1.
     “Outstanding,” when used with reference to Securities, subject to the provisions of Section 7.4, means, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except:
     (a) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;
     (b) Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Issuer) or shall have been set aside, segregated and held in trust by the Issuer for the holders of such Securities (if the Issuer shall act as its own paying agent), provided that if such Securities, or portions thereof, are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and
     (c) Securities in substitution for which other Securities shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of Section 2.9 (except with respect to any such Security as to which proof satisfactory to the Trustee is presented that such Security is held by a person in whose hands such Security is a legal, valid and binding obligation of the Issuer).
     In determining whether the holders of the requisite principal amount of Outstanding Securities of any or all series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 5.1.

     “Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
     “principal” whenever used with reference to the Securities or any Security or any portion thereof, shall be deemed to include “and premium, if any.”
     “Registered Security” means any Security registered on the Security Register of the Issuer.
     “Responsible Officer” when used with respect to the Trustee means any officer of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of his knowledge of and familiarity with the particular subject.
     “Security” or “Securities” has the meaning stated in the first recital of this Indenture, or, as the case may be, Securities that have been authenticated and delivered under this Indenture.
     “Security Register” shall have the meaning set forth in Section 2.8.
     “Senior Debt” means, with respect to the Issuer, the principal of and any premium and interest on, and any other payment, due pursuant to any of the following, whether incurred prior to, on or after the date of this Indenture: (i) all obligations of the Issuer for money borrowed (other than obligations pursuant to this Indenture); (ii) all obligations evidenced by notes, debentures (other than the Securities), bonds or other similar instruments issued by the Issuer, including obligations incurred in connection with the acquisition of property, assets or businesses and including all other debt securities issued by the Issuer to any trust or a trustee of such trust, or to a partnership or other affiliate that acts as a financing vehicle for the Issuer, in connection with the issuance of securities by such vehicles; (iii) all of the Issuer’s obligations under leases required or permitted to be capitalized under generally accepted accounting principles; (iv) all obligations of the Issuer issued or assumed as the deferred purchase price of property or services, including all obligations under master lease transactions pursuant to which the Issuer or any of its subsidiaries have agreed to be treated as owner of the subject property for federal income tax purposes (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) all obligations of the Issuer for the reimbursement on any letter of credit, banker’s acceptance, or security purchase facility or similar facilities for the Issuer’s account; (vi) all of the Issuer’s payment obligations under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements at the time of determination, including any such obligations incurred solely to act as a hedge against increases in interest rates that may occur under the terms of other outstanding variable or floating rate indebtedness of the Issuer; (vii) all obligations of the types referred to in clauses (i) through (vi) above of other persons and all dividends of another Person the payment which, in either case, the Issuer has assumed or guaranteed or as to which it is responsible or liable as obligor, guarantor or otherwise, directly or indirectly, jointly or severally; (viii) all compensation and reimbursement obligations of the Issuer to the Trustee pursuant to this Indenture; and (ix) amendments, modifications, refinancings, replacements, renewals, extensions or refundings of any of the indebtedness referred to in clauses (i) through (viii) above.

     An obligation that constitutes Senior Debt shall continue to be Senior Debt and entitled to the benefits of the subordination provisions hereof irrespective of any amendment, modification or waiver of any term of such obligation or extension or renewal of such obligation. Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include (1) indebtedness incurred for the purchase of goods, materials or property, or for services obtained in the ordinary course of business or for other liabilities arising in the ordinary course of business, (2) any indebtedness which by its terms expressly provides that it is not superior in right of payment to the Securities or (3) any of Issuer’s indebtedness owed to a person who is the Issuer’s subsidiary or employee (except as required by law).
     “Trust Indenture Act of 1939” (except as otherwise provided in Sections 8.1 and 8.2) means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was originally executed.
     “Trustee” means the Person identified as “Trustee” in the first paragraph hereof and, subject to the provisions of Article Six, shall also include any successor trustee.
     “Unregistered Security” means any Security other than a Registered Security.
     “U.S. Government Obligations” means direct obligations of the United States of America, backed by its full faith and credit.
     “vice president” when used with respect to the Issuer, means any vice president, whether or not designated by a number or a word or words added before or after the title of “vice president.”
     “Yield to Maturity” means the yield to maturity on a series of securities, calculated at the time of issuance of such series, or, if applicable, at the most recent redetermination of interest on such series, and calculated in accordance with accepted financial practice.
ARTICLE TWO
SECURITIES
SECTION 2.1 Forms Generally. The Securities of each series and the Coupons, if any, to be attached thereto shall be substantially in such form (not inconsistent with this Indenture) as shall be established by or pursuant to a resolution of the Board of Directors or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with any rules of any securities exchange or to conform to general usage, all as may be determined by the officers executing such Securities and Coupons, as evidenced by their execution of the Securities and Coupons.
     The definitive Securities and Coupons shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities and Coupons, as evidenced by their execution of such Securities and Coupons.
SECTION 2.2 Form of Trustee’s Certificate of Authentication. The Trustee’s certificate of authentication on all Securities shall be in substantially the following form:
     This is one of the Securities, of the series designated herein, referred to in the within-mentioned Indenture.

Trustee, as Trustee

By

Authorized Signatory
SECTION 2.3 Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.
     The Securities may be issued in one or more series. There shall be established in or pursuant to a resolution of the Board of Directors and set forth in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series,
(1) the title of the Securities of the series (which shall distinguish the Securities of the series from all other Securities);
(2) any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 2.8, 2.9, 2.11 or 12.3);
(3) the date or dates on which the principal of the Securities of the series is payable or the method by which such date or dates shall be determined;
(4) the rate or rates at which the Securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the record dates for the determination of Holders to whom interest is payable and the person to whom any interest on a Registered Security shall be payable if other than the person in whose name the Security is registered on the record date;
(5) the place or places where the principal and any interest on Securities of the series shall be payable;
(6) the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Issuer, pursuant to any sinking fund or otherwise;

(7) the obligation, if any, of the Issuer to redeem, purchase or repay Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the price or prices at which and the period or periods within which and the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;
(8) if other than denominations of U.S. $1,000 and any integral multiple thereof, in the case of Registered Securities, or U.S. $1,000 in the case of Unregistered Securities, the denominations in which Securities of the series shall be issuable;
(9) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 5.1 or provable in bankruptcy pursuant to Section 5.2;
(10) any authenticating or paying agents, transfer agents or registrars or any other agents with respect to the Securities of such series;
(11) if other than such coin or currency of the United States of America as at the time of payment is legal tender for payment of public or private debts, the coin or currency or units based on or relating to currencies in which payment of the principal of and interest, if any, on the Securities of that series shall be payable;
(12) if the principal of or interest, if any, on the Securities of that series are to be payable, at the election of the Issuer or a Holder thereof, in a coin or currency or units based on or relating to currencies other than that in which the Securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;
(13) if the amount of payments of principal of or interest, if any, on the Securities of the series may be determined with reference to an index, formula or other method based on a coin or currency or units based on or relating to currencies other than that in which the Securities are stated to be payable, the manner in which such amounts shall be determined;
(14) whether the Securities of the series will be issuable as Registered Securities or Unregistered Securities (with or without Coupons), or both, any restrictions applicable to the offer, sale or delivery of Unregistered Securities and, if other than as provided in Section 2.8, the terms upon which Unregistered Securities of any series may be exchanged for Registered Securities of such series and vice versa;
(15) whether and under what circumstances the Issuer will pay additional amounts on the Securities of the series held by a Person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Issuer will have the option to redeem such Securities rather than pay such additional amounts;

(16) if applicable, that any Securities shall be issuable in whole or in part in the form of one or more Global Securities, the form of any applicable legends to be borne by such Global Security and if the Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions not otherwise set forth herein, then the form and terms of such certificates, documents or conditions;
(17) the additions, modifications or deletions, if any, in the Events of Default or covenants of the Issuer set forth herein with respect to the Securities of such series;
(18) if applicable, that the subordination provisions of Article XIII shall apply to the Securities of the series or that any different subordination provisions, including a different definition of the term ‘Senior Debt’ shall apply to the Securities of such series; and
(19) any other terms of the series, including provisions for payment by wire transfers, if any, or modifications of the definition of Business Day (which terms shall not adversely affect the interests of the holders of the Securities).
     All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such resolution of the Board of Directors or in any such indenture supplemental hereto.
SECTION 2.4 Authentication and Delivery of Securities. At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Securities of any series (having attached thereto appropriate Coupons, if any), executed by the Issuer to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver such Securities and Coupons, if any, to or upon the written order of the Issuer, signed by any two of the following officers of the Issuer: president, treasurer, any vice president, secretary or any assistant secretary, without any further action by the Issuer. In authenticating such Securities and Coupons, if any, and accepting the additional responsibilities under this Indenture in relation to such Securities and Coupons, if any, the Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon:
(1) a copy of any resolution or resolutions of the Board of Directors by or pursuant to which the form and terms of such series were established, in each case certified by the secretary or an assistant secretary of the Issuer;
(2) an executed supplemental indenture, if any;
(3) an Officers’ Certificate setting forth the form and terms of the Securities and Coupons, if any, as required pursuant to Section 2.3, and prepared in accordance with Section 11.5;
(4) an Opinion of Counsel, prepared in accordance with Section 11.5, which shall state:

     (a) that the form or forms and terms of such Securities and Coupons, if any, have been established by or pursuant to a resolution of the Board of Directors or by a supplemental indenture as permitted by Sections 2.1 and 2.3 in conformity with the provisions of this Indenture;
     (b) that such Securities and Coupons, if any, when authenticated and delivered by the Trustee and issued by the Issuer in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Issuer;
     (c) that all laws and requirements in respect of the execution and delivery by the Issuer of the Securities and Coupons, if any, have been complied with in all material respects; and
     (d) such other matters as the Trustee may reasonably request.
     The Trustee shall have the right to decline to authenticate and deliver any Securities and Coupons, if any, under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken by the Issuer or if the Trustee in good faith by its board of directors or board of trustees, executive committee, or a trust committee of directors, trustees or Responsible Officers shall determine that such action would expose the Trustee to personal liability to existing Holders.
SECTION 2.5 Execution of Securities. The Securities and, if applicable, each Coupon appertaining thereto, shall be signed on behalf of the Issuer by both (a) its president or its treasurer under its corporate seal and (b) attested by any of its vice presidents, its secretary or any of its assistant secretaries. Such signatures may be the manual or facsimile signatures of the present or any future such officers. The seal of the Issuer may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Securities. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Security or Coupon that has been duly authenticated and delivered by the Trustee.
     In case any officer of the Issuer who shall have signed any of the Securities or Coupons shall cease to be such officer before the Security or Coupon so signed (or the Security to which the Coupon so signed appertains) shall be authenticated and delivered by the Trustee or disposed of by the Issuer, such Security or Coupon nevertheless may be authenticated and delivered or disposed of as though the person who signed such Security or Coupon had not ceased to be such officer of the Issuer; and any Security or Coupon may be signed on behalf of the Issuer by such persons as, at the actual date of the execution of such Security or Coupon, shall be the proper officers of the Issuer, although at the date of the execution and delivery of this Indenture any such person was not such an officer.
SECTION 2.6 Certificate of Authentication. Only such Securities as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, executed by the Trustee by the manual signature of one of its authorized signatories, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the

Trustee upon any Security executed by the Issuer shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture. No Coupon shall be entitled to the benefits of this Indenture or shall be valid or obligatory for any purpose until such certificate by the Trustee shall have become duly executed on the Security to which such Coupon appertains.
SECTION 2.7 Denomination and Date of Securities; Payments of Interest. The Securities shall be issuable as Registered Securities or Unregistered Securities in such denominations as shall be specified as contemplated by Section 2.3. In the absence of any such specification with respect to the Registered Securities of any series, the Registered Securities of such series shall be issuable in dominations of U.S. $1,000 and any integral multiple thereof. In the absence of any such specification with respect to the Unregistered Securities, Unregistered Securities shall be issued in the denomination of U.S. $1,000. The Securities shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plan as the officers of the Issuer executing the same may determine with the approval of the Trustee as evidenced by the execution and authentication thereof.
     Each Registered Security shall be dated the date of its authentication. Each Unregistered Security shall be dated as provided in the resolution or resolutions of the Board of Directors of the Issuer or the supplemental indenture referred to in Section 2.3. The Securities of each series shall bear interest, if any, from the date, and such interest shall be payable on the dates, established as contemplated by Section 2.3.
     The person in whose name any Registered Security on the Security Register maintained by the Issuer pursuant to Section 2.8 of any series is registered at the close of business on any record date applicable to a particular series with respect to any interest payment date for such series shall be entitled to receive the interest, if any, payable on such interest payment date notwithstanding any transfer or exchange of such Registered Security subsequent to the record date and prior to such interest payment date, except if and to the extent the Issuer shall default in the payment of the interest due on such interest payment date for such series, in which case such defaulted interest shall be paid to the persons in whose names Outstanding Registered Securities for such series are registered at the close of business on a subsequent record date (which shall be not less than five Business Days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of the Issuer to the holders of Registered Securities not less than 15 days preceding such subsequent record date. The term “record date” as used with respect to any interest payment date (except a date for payment of defaulted interest) shall mean the date specified as such in the terms of the Registered Securities of any particular series, or, if no such date is so specified, if such interest payment date is the first day of a calendar month, the fifteenth day of the next preceding calendar month or, if such interest payment date is the fifteenth day of a calendar month, the first day of such calendar month, whether or not such record date is a Business Day.
     Any defaulted interest payable in respect of any Unregistered Security shall be payable pursuant to such procedures as are satisfactory to the Trustee and in such manner so that there is no discrimination as between the holders of Registered Securities and Unregistered Securities of the same series and notice of the payment date therefor shall be given by the Trustee in the name and at the expense of the Issuer by publication at least once in an Authorized Newspaper. In case an Unregistered Security is surrendered in exchange for a Registered Security after the close of business on any record date for the payment of defaulted interest and before the opening of business on the proposed date of payment of such defaulted interest, the Coupon appertaining to such surrendered Unregistered Security and due for payment on such proposed date of payment will not be surrendered with such surrendered Unregistered Security and interest payable on such proposed date of payment will be made only to the holder of such Coupon on such proposed date.
SECTION 2.8 Registration, Transfer and Exchange. (a) The Issuer will keep or cause to be kept at each office or agency to be maintained for the purpose as provided in Section 3.2 a register or registers for each series of Registered Securities issued hereunder (collectively, the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, it will register, and will register the transfer of, or cause the registration of transfer of, Registered Securities as in this Article provided. Such register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. At all reasonable times such register or registers shall be open for inspection by the Trustee.
     Upon due presentation for registration of transfer of any Registered Security of any series at any such office or agency to be maintained for the purpose as provided in Section 3.2, the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Registered Security or Registered Securities of the same series in authorized denominations for a like aggregate principal amount.
     Unregistered securities (except for any temporary Unregistered Securities) and Coupons (except for Coupons attached to any temporary Unregistered Securities) shall be transferable by delivery.
     Any Registered Security or Registered Securities of any series may be exchanged for a Registered Security or Registered Securities of the same series in other authorized denominations, in an equal aggregate principal amount. Registered Securities of any series to be exchanged shall be surrendered at any office or agency maintained by the Issuer for the purpose as provided in Section 3.2, and the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor the Registered Security or Registered Securities of the same series which the Securityholder making the exchange shall be entitled to receive, bearing numbers not contemporaneously outstanding.
     If the Securities of any series are issued in both registered and unregistered form, except as otherwise specified pursuant to Section 2.3, at the option of the Holder thereof, Unregistered Securities of any series may be exchanged for Registered Securities of such series, maturity date and interest rate, in any authorized denominations and in a like aggregate principal amount, upon surrender of such Unregistered Securities to be exchanged at the office or agency of the Issuer that shall be maintained for such purpose in accordance with Section 3.2, with, in the case of Unregistered Securities that have Coupons attached, all unmatured Coupons and all matured Coupons in default thereto appertaining, and upon payment, if the Issuer shall so require, of the charges hereinafter provided. At the option of the Holder thereof, if Unregistered Securities of any series, maturity date, interest rate and original issue date are issued in more than one authorized denomination, except as otherwise specified pursuant to Section 2.3, such Unregistered Securities may be exchanged for Unregistered Securities of such series, maturity date, interest rate and original issue date, in other authorized denominations and in a like aggregate principal amount, upon surrender of such Unregistered Securities to be exchanged at the office or agency of the Issuer that shall be maintained for such purpose in accordance with Section 3.2 or as specified pursuant to Section 2.3, with, in the case of Unregistered Securities that have Coupons attached, all unmatured Coupons and all matured Coupons in default thereto appertaining, and upon payment, if the Issuer shall so require, of the charges hereinafter provided. Unless otherwise specified pursuant to Section 2.3, Registered Securities of any series may not be exchanged for Unregistered Securities of such series. Whenever any Securities, and the Coupons appertaining thereto, if any, are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Securities, and the Coupons appertaining thereto, if any, which the Holder making the exchange is entitled to receive. Notwithstanding the foregoing, if an Unregistered Security of any series is surrendered at any such office or agency in exchange for a Registered Security of the same series after the close of business at such office or agency on any record date and before the opening of business at such office or agency on the applicable interest payment date, such Unregistered Security shall be surrendered without the Coupon, if any, relating to such interest payment date. All Securities and Coupons surrendered upon any exchange or transfer provided for in this Indenture shall be promptly canceled and disposed of by the Trustee and the Trustee will deliver a certificate of disposition thereof to the Issuer.
     All Registered Securities presented for registration of transfer, exchange, redemption or payment shall (if so required by the Issuer or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder or his attorney duly authorized in writing.
     The Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Securities and shall not be required to exchange or register a transfer of any Securities until such payment is made. No service charge shall be made for any such transaction.
     The Issuer shall not be required to exchange or register a transfer of (a) any Securities of any series for a period of 15 days next preceding the first mailing of notice of redemption of Securities of such series to be redeemed, or (b) any Securities selected, called or being called for redemption except, in the case of any Security where public notice has been given that such Security is to be redeemed in part, the portion thereof not so to be redeemed and except that an Unregistered Security may be exchanged for a Registered Security of the same series being called for redemption.
     All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.
     Notwithstanding anything herein or in the terms of any series of Securities to the contrary, neither the Issuer nor the Trustee (which shall rely on an Officers’ Certificate and an Opinion of Counsel) shall be required to exchange any Unregistered Security for a Registered

Security if such exchange would result in adverse Federal income tax consequences to the Issuer (including, without limitation, the inability of the Issuer to deduct from its income, as computed for Federal income tax purposes, the interest payable on the Unregistered Securities) under then applicable United States Federal income tax laws.
     The provisions of clauses (1), (2), (3), (4) and (5) below shall apply only to Global Securities:
     (1) Each Global Security that is a Registered Security authenticated under this Indenture shall be registered in the name of the depositary designated for such Global Security or a nominee thereof and delivered to such depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.
     (2) Notwithstanding any other provision in this Indenture or the Securities, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the depositary for such Global Security or a nominee thereof unless (A) such depositary (i) has notified the Issuer that it is unwilling or unable to continue as depositary for such Global Security and a successor Depositary has not been appointed by the Issuer within 90 days of receipt by the Issuer of such notification or (ii) has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor Depositary has not been appointed by the Issuer within 90 days after the Issuer became aware of such cessation or (B) there shall have occurred and be continuing an Event of Default with respect to such Global Security.
     (3) Subject to clause (2) above, any exchange of a Global Security for other Securities may be made in whole or in part, and all Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct.
     (4) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the depositary for such Global Security or a nominee thereof.
     (5) None of the Issuer, the Trustee nor any agent of the Issuer or the Trustee will have any responsibility or liability for the accuracy or completeness of the records relating to or payments made on account of beneficial ownership interests of a Global Security, for any act or omissions of a depositary or transactions between the depositary and beneficial owners, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
     (b) Notwithstanding any other provisions of this Indenture or the Securities, transfers of a Global Security, in whole or in part, exchanges of interests in Global Securities or of other Securities as described in the following two paragraphs below shall be made only in accordance with this Section 2.8. Transfers and exchanges subject to this Section 2.8 shall also be subject to the other provisions of this Indenture that are not inconsistent with this Section 2.8.
     (1) Except as provided in Section 2.8(a), a Global Security may not be transferred, in whole or in part, to any Person other than the depositary or a nominee thereof, and no such transfer to any such other Person may be registered; provided that this clause (1) shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Nothing in this clause (1) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 2.8(b).
     (2) Securities other than Global Securities may be exchanged (on transfer or otherwise) for Securities that are not Global Securities or for beneficial interests in a Global Security (if any is then Outstanding) only in accordance with such procedures, as may be from time to time adopted by the Issuer and the Trustee and as are consistent with the depositary’s applicable procedures.
SECTION 2.9 Mutilated, Defaced, Destroyed, Lost and Stolen Securities. In case any temporary or definitive Security or any Coupon appertaining to any Security shall become mutilated, defaced or be destroyed, lost or stolen, the Issuer in its discretion may execute, and upon the written request of any officer of the Issuer, the Trustee shall authenticate and deliver, a new Security of the same series, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and substitution for the Security so destroyed, lost or stolen, with Coupons corresponding to the Coupons appertaining to the Security so mutilated, defaced, destroyed, lost or stolen, or in exchange or substitution for the Security to which such mutilated, defaced, destroyed, lost or stolen Coupons appertained, with Coupons appertaining thereto corresponding to the Coupons so mutilated, defaced, destroyed, lost or stolen. In every case, the applicant for a substitute Security or Coupon shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as may be required by the Issuer, Trustee and said agent to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.
     Upon the issuance of any substitute Security or Coupon, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) and the cost of any indemnity bond connected therewith. In case any Security or Coupon which has matured or is about to mature or has been called for redemption in full shall become mutilated or defaced or be destroyed, lost or stolen, the Issuer may, at its sole discretion, instead of issuing a substitute Security or Coupon, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Security or Coupon), if the applicant for such payment shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as any of them may require to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer and the

Trustee and any agent of the Issuer or the Trustee evidence to their satisfaction of the destruction, loss or theft of such Security or Coupon and of the ownership thereof.
     Every substitute Security or Coupon of any series issued pursuant to the provisions of this Section by virtue of the fact that any such Security or Coupon is destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Security or Coupon shall be enforceable at any time by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities or Coupons of such series duly authenticated and delivered hereunder. All Securities or Coupons shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced or destroyed, lost or stolen Securities or Coupons and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.
SECTION 2.10 Cancellation of Securities; Destruction Thereof. All Securities and Coupons surrendered for payment, redemption, registration of transfer or exchange, or for credit against any payment in respect of a sinking or analogous fund, if surrendered to the Issuer or any agent of the Issuer or the Trustee, shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be canceled by it; and no Securities or Coupons shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall destroy cancelled Securities and Coupons held by it and deliver a certificate of destruction to the Issuer or shall otherwise comply with its document retention policy and applicable law. If the Issuer shall acquire any of the Securities or Coupons, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities or Coupons unless and until the same are delivered to the Trustee for cancellation.
SECTION 2.11 Temporary Securities. Pending the preparation of definitive Securities for any series, the Issuer may execute and the Trustee shall authenticate and deliver temporary Securities for such series (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Securities of any series shall be issuable as Registered Securities without Coupons, or as Unregistered Securities with or without Coupons attached thereto, of any authorized denomination, and substantially in the form of the definitive Securities of such series, but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Issuer with the concurrence of the Trustee. Temporary Securities may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Security shall be executed by the Issuer and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. Without unreasonable delay, the Issuer shall execute and shall furnish definitive Securities of such series and thereupon temporary Securities of such series may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Issuer for that purpose pursuant to Section 3.2, and in the case of Unregistered Securities, together with any unmatured Coupons and any matured Coupons in default appertaining thereto, at any office or agency maintained by the Issuer for such purpose as specified pursuant to Section 3.2, and the Trustee shall authenticate and deliver in exchange for such temporary Securities of such series a like aggregate principal amount of definitive Securities of the same series in authorized denominations. Until so exchanged, the temporary Securities and any unmatured Coupons appertaining thereto of any series shall be entitled to the same benefits under this Indenture as definitive Securities and any unmatured Coupons appertaining thereto of such series. The provisions of this Section are subject to any restrictions or limitations on the issue and delivery of temporary Unregistered Securities of any series that may be established pursuant to Section 2.3 (including any provision that Unregistered Securities of such series initially be issued in the form of a single global Unregistered Security to be delivered to a depositary or agency of the Issuer located inside or outside the United States and the procedures pursuant to which definitive Unregistered Securities of such series would be issued in exchange for such temporary global Unregistered Security).
SECTION 2.12 Global Securities. Securities may be issued in the form of one or more Global Securities to be held by a securities depositary. If the Issuer determines at any time that Securities of a series shall no longer be represented by Global Security certificates, the Issuer shall inform the depositary of such determination. If participants of the depositary elect to withdraw their beneficial interests, the Issuer shall issue certificates in definitive form in exchange for such beneficial interests in the Global Security certificates. Any Global Security, or portion thereof, shall be exchangeable for Security certificates registered in the names directed by the depositary, as set forth more fully in Section 2.8. Global Securities shall bear customary legends stating that such Securities are Global Securities.
     As long as the depositary or its nominee is the registered owner of a Global Security certificate, the depositary or its nominee, as the case may be, shall be considered the sole holder of the Global Security certificates and all Securities represented by such certificates for all purposes under this Indenture.
ARTICLE THREE
COVENANTS OF THE ISSUER
SECTION 3.1 Payment of Principal and Interest. The Issuer covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay or cause to be paid the principal of, and interest on, each of the Securities of such series at the place or places, at the respective times and in the manner provided in such Securities. Except as specified in Section 2.3, the interest on Securities with Coupons attached (together with any additional amounts payable pursuant to the terms of such Securities) shall be payable only upon presentation and surrender of the several Coupons for such interest installments as are evidenced thereby as they severally mature. Except as specified in Section 2.3, the interest on any temporary Unregistered Securities (together with any additional amounts payable pursuant to the terms of such Securities) shall be paid, as to the installments of interest evidenced by Coupons attached thereto, if any, only upon presentation and surrender thereof, and, as to the other installments of interest, if any, only upon presentation of such Securities for notation thereon of the payment of such interest. Each installment of interest on the Registered Securities of any series may be paid by mailing checks for such interest payable to or upon the written order of the holders of Registered Securities entitled thereto as they shall appear on the registry books of the Issuer.

SECTION 3.2 Offices for Payments, Etc. So long as any of the Securities remain outstanding, the Issuer will maintain the following for each series: an office or agency (a) where the Registered Securities may be presented for payment, (b) where the Registered Securities may be presented for registration of transfer and for exchange as in this Indenture provided and (c) where notices and demands to or upon the Issuer in respect of the Registered Securities or of this Indenture may be served.
     The Issuer will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. With respect to each series of Securities and Coupons whose terms are established pursuant to Section 2.3, the Issuer hereby designates the Corporate Trust Office as the initial office to be maintained by it for each such purpose. In case the Issuer shall fail to so designate or maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Corporate Trust Office.
SECTION 3.3 Appointment to Fill a Vacancy in Office of Trustee. The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 6.10, a Trustee, so that there shall at all times be a Trustee with respect to each series of Securities hereunder.
SECTION 3.4 Paying Agents. Whenever the Issuer shall appoint a paying agent other than the Trustee with respect to the Securities of any series, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section,
     (a) that it will hold all sums received by it as such agent for (i) the payment of the principal of or interest on the Securities of such series (whether such sums have been paid to it by the Issuer or by any other obligor on the Securities of such series) in trust for the benefit of the holders of the Securities of such series or the Coupons appertaining thereto or (ii) the payment of any sums due the Trustee hereunder, and
     (b) that it will give the Trustee notice of any failure by the Issuer (or by any other obligor on the Securities of such series) to make any payment of the principal of or interest on the Securities of such series when the same shall be due and payable.
     The Issuer will, on or prior to each due date of the principal of or interest on the Securities of such series, deposit with the paying agent a sum sufficient to pay such principal or interest so becoming due, and (unless such paying agent is the Trustee) the Issuer will promptly notify the Trustee of any failure to take such action.
     If the Issuer shall act as its own paying agent with respect to the Securities or the Coupons appertaining thereto of any series, it will, on or before each due date of the principal of or interest on the Securities or the Coupons appertaining thereto of such series, set aside, segregate and hold in trust for the benefit of the holders of the Securities or the Coupons appertaining thereto of such series a sum sufficient to pay such principal or interest so becoming due. The Issuer will promptly notify the Trustee of any failure to take such action.

     Anything in this Section to the contrary notwithstanding, the Issuer may at any time, for the purpose of obtaining a satisfaction and discharge with respect to one or more or all series of Securities hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust for any such series by the Issuer or any paying agent hereunder, as required by this Section, such sums to be held by the Trustee upon the trusts herein contained.
     Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section is subject to the provisions of Sections 10.3 and 10.4.
SECTION 3.5 Written Statement to Trustee. The Issuer will deliver to the Trustee on or before April 30 in each year (beginning with April 30, 2008) a brief certificate (which need not comply with Section 11.5) from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Issuer’s compliance with all conditions and covenants under this Indenture (such compliance to be determined without respect to any period of grace or requirement of notice provided under the Indenture).
SECTION 3.6 Existence. Subject to Article Nine, the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and its material rights (charter and statutory) and franchises; provided, however, that the Issuer shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer.
ARTICLE FOUR
SECURITYHOLDERS’ LISTS AND REPORTS BY THE
ISSUER AND THE TRUSTEE
SECTION 4.1 Issuer to Furnish Trustee Information as to Names and Addresses of Securityholders. The Issuer covenants and agrees that it will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the holders of the Securities of each series:
     (a) semiannually and not more than 15 days after each record date for the payment of interest on such Securities, as hereinabove specified, as of such record date and on dates to be determined pursuant to Section 2.3 for non-interest-bearing securities in each year, and
     (b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Issuer of any such request as of a date not more than 15 days prior to the time such information is furnished, provided that if and so long as the Trustee shall be the Security registrar for such series and all of the Securities of such series are Registered Securities, such list shall not be required to be furnished. The Trustee, at the request of the Issuer, shall provide such list to the Issuer for so long as the Trustee shall be the Security registrar.
SECTION 4.2 Preservation and Disclosure of Securityholders’ Lists.
     (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of each series of Securities (i) contained in the most recent list furnished to it as provided in Section 4.1 and (ii) received or maintained by it in the capacity of Security registrar for such series, if so acting. The Trustee may destroy any list furnished to it as provided in Section 4.1 upon receipt of a new list so furnished.
     (b) In case three or more holders of Securities (hereinafter referred to as “applicants”) apply in writing to the Trustee and furnish to the Trustee reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other holders of Securities of a particular series (in which case the applicants must all hold Securities of such series) or with holders of all Securities with respect to their rights under this Indenture or under such Securities and such application is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application provide the Issuer with notice of such request and, at its election, either
     (i) afford to such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section, or
     (ii) inform such applicants as to the approximate number of holders of Securities of such series or all Securities, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee, in accordance with the provisions of subsection (a) of this Section, and as to the approximate cost of mailing to such Securityholders the form of proxy or other communication, if any, specified in such application.
     If the Trustee shall elect not to afford to such applicants access to such information, the Trustee, upon the written request of such applicants, shall mail to each Securityholder of such series or all Securities, as the case may be, whose name and address appears in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the holders of Securities of such series or all Securities, as the case may be, or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met, and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Securityholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.
     (c) Each and every holder of Securities and Coupons, by receiving and holding the same, agrees with the Issuer and the Trustee that neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the holders of Securities in accordance with the provisions of subsection (b) of this Section, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under such subsection (b).
SECTION 4.3 Reports by the Issuer. The Issuer covenants to file with the Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents, any other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, or if the Issuer is not required to file information, documents or reports pursuant to either of such Sections, then to file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934, or in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations. The Issuer shall also comply with the provisions of Section 314(a) of the Trust Indenture Act of 1939.
SECTION 4.4 Reports by the Trustee. Any Trustee’s report required under Section 313(a) of the Trust Indenture Act of 1939 shall be transmitted or filed, as the case may be, on or before July 15 in each year beginning July 15, 2008, as provided in Sections 313(b), 313(c) and 313(d) of the Trust Indenture Act of 1939, so long as any Securities are Outstanding hereunder, and shall be dated as of a date convenient to the Trustee no more than 60 days prior thereto.
ARTICLE FIVE
REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS
ON EVENT OF DEFAULT
SECTION 5.1 Event of Default Defined; Acceleration of Maturity; Waiver of Default. Except as may be provided in any supplemental indenture applicable to any particular series of Securities, “Event of Default” with respect to Securities of any series wherever used herein, means each one of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
     (a) default in the payment of any installment of interest upon any of the Securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days, subject to any mandatory or optional deferral provisions applicable to installments of interest under the terms of the particular series of Securities; or

     (b) default in the payment of all or any part of the principal on any of the Securities of such series as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise; or
     (c) default in the payment of any sinking fund installment as and when the same shall become due and payable by the terms of the Securities of such series; or
     (d) default in the performance, or breach, in any material respect of any covenant or warranty of the Issuer in respect of the Securities of such series (other than a covenant or warranty in respect of the Securities of such series, a default in the performance or breach of which is elsewhere in this Section specifically dealt with or which is not deemed to constitute an Event of Default under the terms of the particular series of Securities), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of all series affected thereby, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or
     (e) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Issuer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall appoint a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Issuer or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or
     (f) the Issuer shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case commenced against the Issuer under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Issuer or for any substantial part of its property, or make any general assignment for the benefit of creditors; or
     (g) any other Event of Default provided in the supplemental indenture or resolution of the Board of Directors under which such series of Securities is issued or in the form of Security for such series.
If an Event of Default with respect to a particular series of Securities described in clauses (a), (b), (c) or (d) above occurs and is continuing, then, and in each and every such case, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of such series then Outstanding hereunder (each such series voting as a separate class) by notice in writing to the Issuer (and to the Trustee if given by Securityholders), may declare the entire principal (or, if the Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all Securities of such series and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an Event of Default described in clause (e) or (f) occurs and is continuing, then and in each and every such case, either the Trustee or the Holders of not less than 25% in aggregate principal amount of all the

Securities then Outstanding hereunder (treated as one class), by notice in writing to the Issuer (and to the Trustee if given by Securityholders), may declare the entire principal (or, if any Securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof) of all the Securities then Outstanding and interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.
     The foregoing provisions, however, are subject to the condition that if, at any time after the principal (or, if the Securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof) of the Securities of any series (or of all the Securities, as the case may be) shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Issuer shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Securities of such series (or of all the Securities, as the case may be) and the principal of any and all Securities of such series (or of all the Securities, as the case may be) which shall have become due otherwise than by acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series (or at the respective rates of interest or Yields to Maturity of all the Securities, as the case may be, to the date of such payment or deposit)) and such amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee except as a result of negligence or bad faith, and all other amounts due to the Trustee or any predecessor Trustee pursuant to Section 6.6, and if any and all Events of Default under the Indenture, other than the nonpayment of the principal of Securities which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein — then and in every such case the Holders of a majority in aggregate principal amount of all the Securities of such series, each series voting as a separate class (or of all the Securities, as the case may be, voting as a single class), then Outstanding, by written notice to the Issuer and to the Trustee, may waive all defaults with respect to such series (or with respect to all the Securities, as the case may be) and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.
     For all purposes under this Indenture, if a portion of the principal of any Original Issue Discount Securities shall have been accelerated and declared due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Original Issue Discount Securities shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts then owing thereunder, shall constitute payment in full of such Original Issue Discount Securities.
SECTION 5.2 Collection of Indebtedness by Trustee; Trustee May Prove Debt. The Issuer covenants that (a) in case default shall be made in the payment of any installment of interest on any of the Securities of any series when such interest shall have become due and payable (unless said installment of interest has been deferred in accordance with the terms of such series of Securities), and such default shall have continued for a period of 30 days or (b) in case default shall be made in the payment of all or any part of the principal of any of the Securities of any series when the same shall have become due and payable, whether upon maturity of the Securities of such series or upon any redemption or by declaration or otherwise—then upon demand of the Trustee, the Issuer will pay to the Trustee for the benefit of the holders of the Securities of such series the whole amount that then shall have become due and payable on all Securities of such series, and Coupons appertaining thereto, for principal or interest, as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including agreed upon compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and any expenses and liabilities reasonably incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of its negligence or bad faith, and all other amounts due to the Trustee or any predecessor Trustee pursuant to Section 6.6.
     Until such demand is made by the Trustee, the Issuer may pay the principal of and interest on the Securities of any series to the Holders, whether or not the principal of and interest on the Securities of such series be overdue.
     In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceeding at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or other obligor upon such Securities and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Securities, wherever situated, the moneys adjudged or decreed to be payable.
     In case there shall be pending proceedings relative to the Issuer or any other obligor upon the Securities under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or in case a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) shall have been appointed for or taken possession of the Issuer or all or substantially all of its property or such other obligor, or in case of any other comparable judicial proceedings relative to the Issuer or other obligor upon the Securities of any series, or Coupons appertaining thereto, or to all or substantially all of property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal of any Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:
     (a) to file and prove a claim or claims for the whole amount of principal and interest (or, if the Securities of any series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) owing and unpaid in respect of the Securities of any series, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for agreed upon compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith, and all other amounts due to the Trustee or any predecessor Trustee pursuant to Section 6.6) and of the Securityholders allowed in any judicial proceedings relative to the Issuer or other obligor upon the Securities of any series, or to the property of the Issuer or such other obligor,
     (b) unless prohibited by applicable law and regulations, to vote on behalf of the holders of the Securities of any series in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings, and
     (c) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Securityholders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Securityholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Securityholders, to pay to the Trustee such amounts as shall be sufficient to cover agreed upon compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith and all other amounts due to the Trustee or any predecessor Trustee pursuant to Section 6.6.
     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or Coupons appertaining thereto of any series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.
     All rights of action and of asserting claims under this Indenture, or under any of the Securities, or Coupons appertaining thereto, may be enforced by the Trustee without the possession of any of the Securities, or Coupons appertaining thereto, or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements, compensation and all other amounts due pursuant to Section 6.6 to the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the holders of the Securities, or Coupons appertaining thereto, in respect of which such action was taken.
     In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the holders of the Securities in respect to which such action was taken, and it shall not be necessary to make any holders of such Securities parties to any such proceedings.
SECTION 5.3 Application of Proceeds. Any moneys collected by the Trustee pursuant to this Article in respect of any series shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal or interest, upon presentation of the several Securities, and Coupons appertaining thereto, in respect of which moneys have been collected and stamping (or otherwise noting) thereon the payment, or issuing Securities of such series in reduced principal amounts in exchange for the presented Securities of like series if only partially paid, or upon surrender thereof if fully paid:
FIRST: To the payment of costs and expenses applicable to such series in respect of which moneys have been collected, including agreed upon compensation to the Trustee and each predecessor Trustee and their respective agents and attorneys and of all reasonable expenses and liabilities incurred, and all advances made, by the Trustee in the exercise of its rights or discharge of its duties hereunder and each predecessor Trustee except as a result of negligence or bad faith, and all other amounts due to the Trustee or any predecessor Trustee pursuant to Section 6.6;
SECOND: Subject to Article Thirteen, in case the principal of the Securities of such series in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of interest on the Securities of such series in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in such Securities, such payments to be made ratably to the persons entitled thereto, without discrimination or preference;
THIRD: Subject to Article Thirteen, in case the principal of the Securities of such series in respect of which moneys have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities of such series for principal and interest, with interest upon the overdue principal, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the securities of such series; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities of such series, then to the payment of such principal and interest or Yield to Maturity, without preference or priority of principal over interest or Yield to Maturity, or of interest or Yield to Maturity over principal, or of any installment of interest over any other installment of interest, or of any Security of such series over any other Security of such series, ratably to the aggregate of such principal and accrued and unpaid interest or Yield to Maturity; and

FOURTH: Subject to Article Thirteen, to the payment of the remainder, if any, to the Issuer or any other person lawfully entitled thereto.
SECTION 5.4 Suits for Enforcement. In case an Event of Default has occurred, has not been waived and is continuing, the Trustee in its discretion may proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.
SECTION 5.5 Restoration of Rights on Abandonment of Proceedings. In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Issuer and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Trustee and the Securityholders shall continue as though no such proceedings had been taken.
SECTION 5.6 Limitations on Suits by Securityholders. No holder of any Security of any series or of any Coupon appertaining thereto shall have any right by virtue or by availing of any provision of this Indenture or of any Securities to institute any action or proceedings at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture or any Security , or for the appointment of a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or other similar official) or for any other remedy hereunder or in respect of any Securitiy, unless such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the holders of not less than 25% in aggregate principal amount of the Securities of such series then Outstanding shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 5.9; it being understood and intended, and being expressly covenanted by the holder of every Security or Coupon with every other Holder and the Trustee, that no one or more holders of Securities of any series or of any Coupon appertaining thereto shall have any right in any manner whatever by virtue or by availing themselves of any provision of this Indenture or of any Security to affect, disturb or prejudice the rights of any other such holder of Securities or Coupons, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture or in respect of any Security, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Securities of the applicable series or of any Coupon appertaining thereto. For the protection and enforcement of the provisions of this Section, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 5.7 Unconditional Right of Securityholders to Institute Certain Suits. Notwithstanding any other provision in this Indenture and any provision of any Security, the right of any holder of any Security or Coupon to receive payment of the principal of and interest on such Security or Coupon on or after the respective due dates expressed in such Security or Coupon, or in any Coupon appertaining thereto, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
SECTION 5.8 Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. Except as provided in Section 2.9, no right or remedy herein conferred upon or reserved to the Trustee or to the Securityholders is intended to be exclusive of any other right or remedy, and every right and remedy, to the extent permitted by law, shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
No delay or omission of the Trustee or of any Securityholder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 5.6, every power and remedy given by this Indenture or by law to the Trustee or to the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Securityholders.
SECTION 5.9 Control by Securityholders. The holders of a majority in aggregate principal amount of the Securities of each series affected (with each series voting as a separate class) at the time Outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Securities of such series by this Indenture; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture and any applicable supplemental indenture and provided further that (subject to the provisions of Section 6.1) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors, the executive committee, or a trust committee of directors or Responsible Officers of the Trustee shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of holders of the Securities of all series so affected not joining in the giving of said direction, it being understood that (subject to Section 6.1) the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders.
Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by Securityholders.
SECTION 5.10 Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Securities of any series as provided in Section 5.1, the holders of a majority in aggregate principal amount of the Securities of such series at the time Outstanding on behalf of the holders of all the Securities of such series may waive any past default or Event of Default described in Section 5.1 and its consequences except a default in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the holder of each Security affected. In the case of any such waiver, the Issuer, the Trustee and the holders of the Securities of such series shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.
Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.
No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
SECTION 5.11 Trustee to Give Notice of Default, But May Withhold in Certain Circumstances. The Trustee, within 90 days after the occurrence of a default known to the Trustee with respect to the Securities of any series, shall provide notice thereof to the holders of Outstanding Securities of such series and Coupons appertaining thereto, if any, by mailing such notice to such Holders at their addresses as they shall appear in the registry books, unless such defaults shall have been cured before the giving of such notice (the term “default” or “defaults” for the purposes of this Section being hereby defined to mean any event or condition which is, or with notice or lapse of time or both would become, an Event of Default); provided that, except in the case of default in the payment of the principal of or interest on any of the Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or trustees and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Securityholders of such series; provided, further, that in the case of any default of the character specified in clause (d) of Section 5.1, no such notice to Holders shall be given until at least 60 days after the occurrence thereof.
SECTION 5.12 Right of Court to Require Filing of Undertaking to Pay Costs. The parties to this Indenture agree, and each holder of any Security or Coupon by his acceptance thereof shall be deemed to have agreed, that any court in its discretion may require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder or group of Securityholders of any series holding in the aggregate more than 10% in aggregate principal amount of the Securities Outstanding of such series, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of or interest on any Security or Coupon on or after the due date expressed in such Security or Coupon.
ARTICLE SIX
CONCERNING THE TRUSTEE
SECTION 6.1 Duties and Responsibilities of the Trustee; During Default; Prior to Default. With respect to the holders of any series of Securities issued hereunder, the Trustee, prior to the occurrence of an Event of Default with respect to the Securities of a particular series and after the curing or waiving of all Events of Default which may have occurred with respect to such series, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default with respect to the Securities of a series has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.
No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
(a) prior to the occurrence of an Event of Default with respect to the Securities of any series and after the curing or waiving of all such Events of Default with respect to such series which may have occurred: (i) the duties and obligations of the Trustee with respect to the Securities of any series shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;
(b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and
(c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders pursuant to Section 5.9 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee under, or by reason of exercising any trust or power conferred upon the Trustee, in accordance with the terms of this Indenture.
None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.
SECTION 6.2 Certain Rights of the Trustee. In furtherance of and subject to the Trust Indenture Act of 1939, and subject to Section 6.1:
(a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers’ Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;
(b) any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officers’ Certificate or order of the Issuer (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of the Issuer;
(c) the Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action reasonably taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;
(d) the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby;
(e) the Trustee shall not be liable for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;
(f) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the holders of not less than a majority in aggregate principal amount of the Securities of all series then Outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity from the requesting Holder against such expenses or liabilities as a condition to proceeding;
(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.
(h) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;
(i) the Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the particular Securities and this Indenture; and
(j) the rights, privileges, protections, immunities and benefits given to the Trustee hereunder, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its respective capacities hereunder, and each agent, custodian and other Person employed to act on behalf of the Trustee in any such capacity hereunder.
SECTION 6.3 Trustee Not Responsible for Recitals, Disposition of Securities or Application of Proceeds Thereof.
The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Securities or Coupons. The Trustee shall not be accountable for the use or application by the Issuer of any of the Securities or of the proceeds thereof.
SECTION 6.4 Trustee and Agents May Hold Securities or Coupons; Collections, Etc. The Trustee or any agent of the Issuer or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities or Coupons with the same rights it would have if it were not the Trustee or such agent and, subject to Sections 6.8 and 6.13, if operative, may otherwise deal with the Issuer and receive, collect, hold and retain collections from the Issuer with the same rights it would have if it were not the Trustee or such agent.
SECTION 6.5 Moneys Held by Trustee. Subject to the provisions of Section 10.4 hereof, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Issuer or the Trustee shall be under any liability for interest on any moneys received by it hereunder.

SECTION 6.6 Compensation and Indemnification of Trustee and Its Prior Claim. The Issuer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, agreed upon compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Issuer covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Issuer also covenants to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including the reasonable costs and expenses of defending itself against or investigating any claim of liability in the premises. The obligations of the Issuer under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for reasonable expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall be a senior claim to that of the Securities and Coupons upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Securities or Coupons, and the Securities and Coupons are hereby subordinated to such senior claim.
SECTION 6.7 Right of Trustee to Rely on Officers’ Certificate, Etc. Subject to Sections 6.1 and 6.2, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed), in the absence of negligence or bad faith on the part of the Trustee, may be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.
SECTION 6.8 Persons Eligible for Appointment as Trustee. The Trustee for each series of Securities hereunder shall at all times be a corporation organized and doing business under the laws of the United States of America or of any State or the District of Columbia having a combined capital and surplus of at least $50,000,000, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by Federal, State or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.8, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.8, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.9.

No obligor upon the Securities or person directly or indirectly controlling, controlled by or under common control with such obligor shall serve as Trustee for any series of Securities.
The Trustee shall comply with Section 310(b) of the Trust Indenture Act of 1939.
The provisions of this Section 6.8 are in furtherance of and subject to Section 310(a) of the Trust Indenture Act of 1939.
SECTION 6.9 Resignation and Removal; Appointment of Successor Trustee.
(a) The Trustee, or any trustee or trustees hereafter appointed, at any time may resign with respect to one or more or all series of Securities by giving written notice of resignation to the Issuer. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee or trustees with respect to the applicable series by written instrument in duplicate, executed by authority of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee or trustees. If no successor trustee shall have been so appointed with respect to any series and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide holder of a Security or Securities of the applicable series for at least six months may, subject to the provisions of Section 5.12, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court thereupon, after such notice, if any, as it may deem proper and prescribe, may appoint a successor trustee.
(b) In case at any time any of the following shall occur:
(i) the Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act of 1939 with respect to any series of Securities after written request therefor by the Issuer or by any Securityholder who has been a bona fide holder of a Security or Securities of such series for at least six months; or (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 6.8 and shall fail to resign after written request therefor by the Issuer or by any Securityholder; or (iii) the Trustee shall become incapable of acting with respect to any series of Securities, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; then, in any such case, the Issuer may remove the Trustee with respect to the applicable series of Securities and appoint a successor trustee for such series by written instrument, in duplicate, executed by order of the Board of Directors of the Issuer, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 7.1, any Securityholder who has been a bona fide holder of a Security or Securities of such series for at least six months, on behalf of himself and all others similarly situated, may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee with respect to such series. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) The holders of a majority in aggregate principal amount of the Securities of each series at the time Outstanding at any time may remove the Trustee with respect to securities of such series and appoint a successor trustee with respect to the Securities of such series by delivering to the Trustee so removed, to the successor trustee so appointed and to the Issuer the evidence provided for in Section 7.1 of the action in that regard taken by the Securityholders.
(d) Any resignation or removal of the Trustee with respect to any series and any appointment of a successor trustee with respect to such series pursuant to any of the provisions of this Section 6.9 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 6.10.
SECTION 6.10 Acceptance of Appointment by Successor Trustee. Any successor trustee appointed as provided in Section 6.9 shall execute and deliver to the Issuer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee with respect to all or any applicable series shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations with respect to such series of its predecessor hereunder, with like effect as if originally named as trustee for such series hereunder; but, nevertheless, on the written request of the Issuer or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act, subject to Section 10.4, shall pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act, nevertheless, shall retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 6.6.
If a successor trustee is appointed with respect to the Securities of one or more (but not all) series, the Issuer, the predecessor trustee and each successor trustee with respect to the Securities of any applicable series shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor trustee with respect to the Securities of any series as to which the predecessor trustee is not retiring shall continue to be vested in the predecessor trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such trustees as co-trustees of the same trust and that each such trustee shall be deemed to be trustee of a trust or trusts under separate indentures.
No successor trustee with respect to any series of Securities shall accept appointment as provided in this Section 6.10 unless at the time of such acceptance such successor trustee shall be qualified under Section 310(b) of the Trust Indenture Act of 1939 and eligible under the provisions of Section 6.8.
Upon acceptance of appointment by any successor trustee as provided in this Section 6.10, the Issuer shall mail notice thereof to the holders of Securities of each series affected, by first-class mail to such holders of Securities of any series for which such successor trustee is acting as trustee at their last addresses as they shall appear in the Security register. If the Issuer fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Issuer.
SECTION 6.11 Merger, Conversion, Consolidation or Succession to Business of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, without the execution or filing of any paper; the giving of any notice or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, that such corporation shall be qualified under Section 310(b) of the Trust Indenture Act of 1939 and eligible under the provisions of Section 6.8.
In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities of any series shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities of any series shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificate shall have the full force that the Securities of such series or this Indenture have granted to such certificate; provided, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Securities of any series in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.
SECTION 6.12 Preferential Collection of Claims Against the Issuer. The Trustee shall comply with Section 311(a) of the Trust Indenture Act of 1939, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act of 1939.
Any Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act of 1939 to the extent indicated therein.
ARTICLE SEVEN
CONCERNING THE SECURITYHOLDERS
SECTION 7.1 Evidence of Action Taken by Securityholders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage in principal amount of the Securityholders of any or all series may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Securityholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 6.1 and 6.2) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Article.
SECTION 7.2 Proof of Execution of Instruments and of Holding of Securities. Subject to Sections 6.1 and 6.2, the execution of any instrument by a Securityholder or his agent or proxy may be proved in the following manner:
The fact and date of the execution by any Holder of any instrument may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the person executing such instruments acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute sufficient proof of the authority of the person executing the same. The fact of the holding by any holder of an Unregistered Security of any series, and the identifying number of such Security and the date of his holding the same, may be proved by the production of such Security or by a certificate executed by any trust company, bank, banker or recognized securities dealer wherever situated satisfactory to the Trustee, if such certificate shall be deemed by the Trustee to be satisfactory. Each such certificate shall be dated and shall state that on the date thereof a Security of such series bearing a specified identifying number was deposited with or exhibited to such trust company, bank, banker or recognized securities dealer by the person named in such certificate. Any such certificate may be issued in respect of one or more Unregistered Securities of one or more series specified therein. The holding by the person named in any such certificate of any Unregistered Securities of any series specified therein shall be presumed to continue for a period of one year from the date of such certificate unless at the time of any determination of such holding (1) another certificate bearing a later date issued in respect of the same Securities shall be produced, or (2) the Security of such series specified in such certificate shall be produced by some other person, or (3) the Security of such series specified in such certificate shall have ceased to be Outstanding. Subject to Sections 6.1 and 6.2, the fact and date of the execution of any such instrument and the amount and numbers of Securities of any series held by the person so executing such instrument and the amount and numbers of any Security or Securities for such series may also be proven in accordance with such reasonable rules and regulations as may be prescribed by the Trustee for such series or in any other manner which the Trustee for such series may deem sufficient.
SECTION 7.3 Holders to Be Treated as Owners. The Issuer, the Trustee and any agent of the Issuer or the Trustee may deem and treat the person in whose name any Security shall be registered upon the Security register for such series as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on such Security and for all other purposes; and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by any notice to the contrary. The Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the holder of any Unregistered Security and the holder of any Coupon as the absolute owner of such Unregistered Security or Coupon (whether or not such

Unregistered Security or Coupon shall be overdue) for the purpose of receiving payment thereof or on account thereof and for all other purposes and neither the Issuer, the Trustee, nor any agent of the Issuer or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security or Coupon.
SECTION 7.4 Securities Owned by Issuer Deemed Not Outstanding. In determining whether the Holders of the requisite aggregate principal amount of Outstanding Securities of any or all series have concurred in any direction, consent or waiver under this Indenture, Securities which are owned by the Issuer or any other obligor on the Securities with respect to which such determination is being made or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver only Securities which the Trustee knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Issuer or any other obligor upon the Securities or any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Issuer shall furnish to the Trustee promptly a written statement by two of its officers (which need not comply with Section 11.5) listing and identifying all Securities, if any, known by the Issuer to be owned or held by or for the account of any of the above-described persons; and, subject to Sections 6.1 and 6.2, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination.
SECTION 7.5 Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 7.1, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in this Indenture in connection with such action, any holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Security. Except as aforesaid, any such action taken by the holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the Holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in this Indenture in connection with such action shall be conclusively binding upon the Issuer, the Trustee and the holders of all the Securities affected by such action.

ARTICLE EIGHT
SUPPLEMENTAL INDENTURES
SECTION 8.1 Supplemental Indentures Without Consent of Securityholders. The Issuer, when authorized by a resolution of its Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of the execution thereof) for one or more of the following purposes:
(a) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities of one or more series any property or assets;
(b) to evidence the succession of another corporation to the Issuer, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Issuer pursuant to Article Nine;
(c) to add to the covenants of the Issuer such further covenants, restrictions, conditions or provisions as its Board of Directors and the Trustee shall consider to be for the protection of the holders of Securities or Coupons, and, if the Issuer and Trustee so agree and provide in the supplemental indenture, to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series to waive such an Event of Default;
(d) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; or to make such other provisions in regard to matters or questions arising under this Indenture or under any supplemental indenture as the Board of Directors may deem necessary or desirable and which shall not adversely affect the interests of the holders of the Securities;
(e) to provide for the issuance of Securities of any series and related Coupons, if any, as permitted by Sections 2.1 and 2.3 hereof and to establish the form and term thereof;
(f) to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Securities of one or more series, or of the Coupons appertaining to such Securities, and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Section 6.10; and

(g) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect and maintain the qualification of this Indenture under the Trust Indenture Act of 1939, or under any similar Federal statute hereafter enacted, and to add to this Indenture such other provisions and make such other changes to this Indenture as may be expressly permitted by the Trust Indenture Act of 1939, or under any similar Federal statute hereafter enacted, excluding however, the provisions referred to in section 316(a)(2) of the Trust Indenture Act of 1939 or any corresponding provisions in any similar Federal statute hereafter enacted.
The Trustee is hereby authorized to join with the Issuer in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
     Any supplemental indenture authorized by the provisions of this Section may be executed without the consent of the holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 8.2.
SECTION 8.2 Supplemental Indentures With Consent of Securityholders. With the consent (evidenced as provided in Article Seven) of the Holders of not less than 66-2/3% in aggregate principal amount of the Securities at the time Outstanding of all series affected by such supplemental indenture (voting as one class), the Issuer, when authorized by a resolution of its Board of Directors, and the Trustee, from time to time and at any time, may enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of execution thereof) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Securities of each such series or the coupons appertaining to such Securities; provided, that no such supplemental indenture shall (a) extend the final maturity of any Security, or reduce the principal amount thereof or the method in which amounts of payments of principal or interest thereon are determined, or reduce the rate or extend the time of payment of interest thereon, or change the coin or currency or units based on or related to currencies of payment thereof, or reduce any amount payable on redemption thereof or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof pursuant to Section 5.1 or the amount thereof provable in bankruptcy pursuant to Section 5.2, or impair or affect the right of any Securityholder to institute suit for the payment thereof or, if the Securities provide therefor, any right of repayment at the option of the Securityholder without the consent of the holder of each Security so affected, or (b) reduce the aforesaid percentage of Securities of any series, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the holder of each Security so affected.
Upon the request of the Issuer, accompanied by a copy of a resolution of the Board of Directors certified by the secretary or an assistant secretary of the Issuer authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of

Securityholders as aforesaid and other documents, if any, required by Section 7.1, the Trustee shall join with the Issuer in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.
It shall not be necessary for the consent of the Securityholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.
     Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to the provisions of this Section 8.2, the Issuer shall mail or publish a notice thereof by first class mail to the holders of then Outstanding Securities of each series affected thereby at their addresses as they shall appear on the registry books of the Issuer, and in each case such notice shall set forth in general terms the substance of such supplemental indenture. Any failure of the Issuer to mail or publish such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.
SECTION 8.3 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer and the holders of Securities of each series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.
SECTION 8.4 Documents to Be Given to Trustee. The Trustee, subject to the provisions of Sections 6.1 and 6.2, may receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article Eight complies with the applicable provisions of this Indenture.
SECTION 8.5 Notation on Securities in Respect of Supplemental Indentures. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in form approved by the Trustee for such series as to any matter provided for by such supplemental indenture. If the Issuer or the Trustee shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Issuer, authenticated by the Trustee and delivered in exchange for the Securities of such series then Outstanding.
ARTICLE NINE
CONSOLIDATION, MERGER, SALE OR CONVEYANCE
SECTION 9.1 Issuer May Consolidate, Etc., on Certain Terms. The Issuer covenants that it will not merge or consolidate with any other corporation or sell or convey all or substantially all of its assets to any Person, unless (i) either the Issuer shall be the continuing corporation, or the successor corporation or the Person which acquires by sale or conveyance substantially all the assets of the Issuer (if other than the Issuer) shall be a corporation organized under the laws of the United States of America or any State thereof and shall expressly assume the due and punctual payment of the principal of and interest on all the Securities and Coupons, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Issuer, by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such corporation, and (ii) the Issuer or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in any material respect in the performance of any such covenant or condition.
SECTION 9.2 Successor Corporation Substituted. In case of any such consolidation, merger, sale or conveyance, and following such an assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Issuer, with the same effect as if it had been named herein. Such successor corporation may cause to be signed, and may issue either in its own name or in the name of the Issuer prior to such succession any or all of the Securities issuable hereunder, together with any Coupons appertaining thereto, which theretofore shall not have been signed by the Issuer and delivered to the Trustee; and, upon the order of such successor corporation instead of the Issuer and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities, together with any Coupons appertaining thereto, which previously shall have been signed and delivered by the officers of the Issuer to the Trustee for authentication, and any Securities, together with any Coupons appertaining thereto, which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Securities, together with any Coupons appertaining thereto, so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities, together with any Coupons appertaining thereto, theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities and Coupons had been issued at the date of the execution hereof.
     In case of any such consolidation, merger, sale, lease or conveyance, such changes in phraseology and form (but not in substance) may be made in the Securities and Coupons thereafter to be issued as may be appropriate.
     In the event of any such sale or conveyance (other than a conveyance by way of lease), the Issuer or any successor corporation which shall theretofore have become such in the manner described in this Article shall be discharged from all obligations and covenants under this Indenture and the Securities and may be liquidated and dissolved.
SECTION 9.3 Opinion of Counsel to Trustee. The Trustee, subject to the provisions of Sections 6.1 and 6.2, may receive an Opinion of Counsel, prepared in accordance with Section 11.5, as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption, and any such liquidation or dissolution, complies with the applicable provisions of this Indenture.

ARTICLE TEN
SATISFACTION AND DISCHARGE OF INDENTURE;
UNCLAIMED MONEYS
SECTION 10.1 Satisfaction and Discharge of Indenture; Defeasance.
(A) If at any time (a) the Issuer shall have paid or caused to be paid the principal of and interest on all the Securities of any series Outstanding hereunder and all unmatured Coupons appertaining thereto (other than Securities or Coupons which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.9) as and when the same shall have become due and payable, or (b) the Issuer shall have delivered to the Trustee for cancellation all Securities of any series theretofore authenticated and all unmatured Coupons appertaining thereto (other than any Securities or Coupons of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.9) or (c) (i) all the Securities of such series not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be or may be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and (ii) the Issuer shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds the entire amount in cash (other than moneys repaid by the Trustee or any paying agent to the Issuer in accordance with Section 10.4) or U.S. Government Obligations, maturing as to principal and interest in such amounts and at such times as will insure the availability of cash (without consideration of any reinvestment of such principal or interest), or a combination of U.S. Government Obligations and cash sufficient to pay at maturity or upon redemption all Securities of such series not theretofore delivered to the Trustee for cancellation, including principal and interest due or to become due to such date of maturity as the case may be, and if, in any such case, the Issuer shall also pay or cause to be paid all other sums payable hereunder by the Issuer with respect to Securities of such series and Coupons appertaining thereto, then this Indenture shall cease to be of further effect with respect to Securities of such series and Coupons appertaining thereto (except as to (i) rights of registration of transfer and exchange, and the Issuer’s right of optional redemption, (ii) substitution of Securities or Coupons for mutilated, defaced, destroyed, lost or stolen Securities or Coupons, (iii) rights of holders of Securities and Coupons appertaining thereto to receive payments of principal thereof and interest thereon, upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any, (iv) the rights, obligations, duties and immunities of the Trustee hereunder, including those under Section 6.6, (v) the rights of the Securityholders of such series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them, and (vi) the obligations of the Issuer under Section 3.2), and the Trustee, on demand of the Issuer accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Issuer, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture with respect to such series; provided, that the rights of holders of the Securities and Coupons to receive amounts in respect of principal of and interest on the Securities and Coupons held by them shall not be delayed longer than required by then-applicable mandatory rules or policies of any securities exchange upon which the Securities are listed. Subject to Section 10.4, all money deposited with the Trustee pursuant to (ii) above shall be held in trust and applied by it, in accordance with the provisions of the Securities and this

Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee. The Issuer agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Securities and Coupons of such series.
(B) The following provisions shall apply to the Securities of each series unless specifically otherwise provided in a Board Resolution, Officers’ Certificate or indenture supplemental hereto provided pursuant to Section 2.3. In addition to discharge of the Indenture pursuant to the next preceding paragraph, the Issuer shall be deemed to have paid and discharged the entire indebtedness on all the Securities of a series and Coupons appertaining thereto on the 121st day after the date of the deposit referred to in subparagraph (a) below, and the provisions of this Indenture with respect to the Securities of such series and Coupons appertaining thereto shall no longer be in effect (except as to (i) rights of registration of transfer and exchange of Securities of such series, and of Coupons appertaining thereto, (ii) substitution of Securities and Coupons for mutilated, defaced, destroyed, lost or stolen Securities or Coupons, (iii) rights of holders of Securities and Coupons appertaining thereto to receive, from the trust fund described in subparagraph (a) below, payments of principal thereof and interest thereon, upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive sinking fund payments, if any, (iv) the rights, obligation, duties and immunities of the Trustee hereunder, including those under Section 6.6, (v) the rights of the holders of Securities of such series and Coupons appertaining thereto as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them and (vi) the obligations of the Issuer under Section 3.2), and the Trustee, at the expense of the Issuer, shall at the Issuer’s request, execute proper instruments acknowledging the same, if
(a) with reference to this provision, the Issuer has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the Securities of such series and Coupons appertaining thereto (i) cash, or (ii) U.S. Government Obligations, maturing as to principal and interest at such times and in such amounts as will insure the availability of cash or (iii) a combination thereof, in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay (A) the principal and interest on all Securities of such series and Coupons appertaining thereto on the date or dates that such principal or interest is due and payable and (B) any mandatory sinking fund payments on the dates or dates on which such payments are due and payable in accordance with the terms of the Indenture and the Securities of such series;
(b) such deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the Issuer is a party or by which it is bound;
(c) the Issuer has delivered to the Trustee an opinion of independent legal counsel satisfactory to the Trustee to the effect that holders of the Securities of such series and Coupons appertaining thereto will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred; and
(d) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by this provision have been complied with, and the Opinion of Counsel shall also state that such deposit does not violate applicable law.
SECTION 10.2 Application by Trustee of Funds Deposited for Payment of Securities. Subject to Section 10.4, all moneys deposited with the Trustee pursuant to Section 10.1 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Issuer acting as its own paying agent), to the Holders of the particular Securities of such series and of Coupons appertaining thereto for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest; but such money need not be segregated from other funds except to the extent required by law.
SECTION 10.3 Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to Securities of any series, all moneys then held by any paying agent under the provisions of this Indenture with respect to such series of Securities, upon demand of the Issuer, shall be repaid to it or paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys.
SECTION 10.4 Return of Moneys Held by Trustee and Paying Agent Unclaimed for Two Years. Any moneys deposited with or paid to the Trustee or any paying agent for the payment of the principal of or interest on any Security of any series or for any other purpose and not applied but remaining unclaimed for two years after the date upon which such principal or interest shall have become due and payable, upon the written request of the Issuer and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, shall be repaid to the Issuer by the Trustee for such series or such paying agent, and the holder of the Security of such series, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, shall thereafter look only to the Issuer for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any paying agent with respect to such moneys shall thereupon cease; provided, the Trustee or such paying agent, before being required to make any such repayment with respect to moneys deposited with it for any payment or other purpose (a) in respect of Registered Securities of any series, at the expense of the Issuer, may mail by first class mail to Holders of such Securities at their addresses as they shall appear on the Security Register, and (b) in respect of Unregistered Securities of any series, at the expense of the Issuer may cause to be published once, in an Authorized Newspaper, notice, that such moneys remain and that, after a date specified therein, which shall not be less than thirty days from the date of such mailing or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.
SECTION 10.5 Indemnity for U.S. Government Obligations. The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the

U.S. Government Obligations deposited pursuant to Section 10.1 or the principal or interest received in respect of such obligations.
ARTICLE ELEVEN
MISCELLANEOUS PROVISIONS
SECTION 11.1 Incorporators, Shareholders, Officers and Directors of Issuer Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security or Coupon appertaining thereto, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future shareholder, officer, director or employee, as such, of the Issuer or of any successor, either directly or through the Issuer or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities and any Coupons appertaining thereto by the Holders thereof and as part of the consideration for the issue of the Securities and any Coupons appertaining thereto.
SECTION 11.2 Provisions of Indenture for the Sole Benefit of Parties and Securityholders. Nothing in this Indenture or in the Securities and any Coupons appertaining thereto, expressed or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and their successors and the holders of the Securities or Coupons, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their respective successors and of the holders of the Securities.
SECTION 11.3 Successors and Assigns of Issuer Bound by Indenture. All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Issuer shall bind its successors and assigns, whether so expressed or not.
SECTION 11.4 Notices and Demands on Issuer, Trustee and Securityholders. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Securities or Coupons to or on the Issuer may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address of the Issuer is filed by the Issuer with the Trustee) to The Progressive Corporation, 6300 Wilson Mills Road, Mayfield Village, Ohio 44143, Attn: Treasurer. Any notice, direction, request or demand by the Issuer or any Securityholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made at the Corporate Trust Office.
Where this Indenture provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each holder entitled thereto, at his last address as it appears in the registry books or as so filed. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given when mailed, whether or not the Holder receives the notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
     In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Issuer and Securityholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.
SECTION 11.5 Officers’ Certificates and Opinions of Counsel; Statements to Be Contained Therein. Upon any application or demand by the Issuer to the Trustee to take any action under any of the provisions of this Indenture, the Issuer shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.
Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.
Any certificate, statement or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Issuer, upon the certificate, statement or opinion of or representations by an officer or officers of the Issuer, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.
Any certificate, statement or opinion of an officer of the Issuer or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Issuer, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.
Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.
SECTION 11.6 Payments Due on Saturdays, Sundays and Holidays. If the date of maturity of interest on or principal of the Securities of any series or any Coupons appertaining thereto or the date fixed for redemption or repayment of any such Security or Coupon shall not be a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such maturity date.
SECTION 11.7 Conflict of Any Provision of Indenture with Trust Indenture Act of 1939. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture which is required to be included herein by any of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, such required provision shall control.
SECTION 11.8 New York Law to Govern. This Indenture and each Security and Coupon shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law.
SECTION 11.9 Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.
SECTION 11.10 Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
SECTION 11.11 Securities in Foreign Currencies. Whenever this Indenture provides for any action by, or the determination of any of the rights of, or any distribution to, holders of Securities denominated in United States dollars and in any other currency or currency unit, in the absence of any provision to the contrary in the form of such Security of any particular series, any amount in respect of any Security denominated in a currency or currency unit other than United States dollars shall be treated for any such action or distribution as that amount of United States dollars that could be obtained for such amount on such reasonable basis of exchange and as of such date as the Issuer may reasonably specify in a written notice to the Trustee or in the absence of such written notice, as the Trustee shall so determine.
ARTICLE TWELVE
REDEMPTION OF SECURITIES AND SINKING FUNDS
SECTION 12.1 Applicability of Article. The provisions of this Article shall be applicable to the Securities of any series which are redeemable before their maturity or to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 2.3 for Securities of such series.
SECTION 12.2 Notice of Redemption; Partial Redemptions. Notice of redemption to the holders of Securities of any series to be redeemed as a whole or in part at the option of the Issuer shall be given by mailing notice of such redemption by first class mail, postage prepaid at least 30 days and not more than 60 days prior to the date fixed for redemption to such holders of Securities of such series at their last addresses as they shall appear upon the Security Register. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give notice by mail, or any defect in the notice to the holder of any Security of a series designated for redemption, as a whole or in part, shall not affect the validity of the proceedings for the redemption of any other Security of such series.
The notice of redemption to each such Holder shall specify the principal amount of each Security of such series held by such Holder to be redeemed, the date fixed for redemption, the redemption price, the place or places of payment, that payment will be made upon presentation and surrender of such Securities, and, in the case of Securities with Coupons attached thereto, of all Coupons appertaining thereto maturing after the date fixed for redemption, that such redemption is pursuant to the mandatory or optional sinking fund, or both, if such be the case, that interest accrued to the date fixed for redemption will be paid as specified in such notice and that, on and after said date, interest thereon or on the portions thereof to be redeemed will cease to accrue. In case any Security of a series is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities of such series in principal amount equal to the unredeemed portion thereof will be issued.
The notice of redemption of Securities of any series to be redeemed at the option of the Issuer shall be given by the Issuer or, at the Issuer’s request, by the Trustee in the name and at the expense of the Issuer.
On the redemption date specified in the notice of redemption given as provided in this Section, the Issuer will deposit with the Trustee or with one or more paying agents (or, if the Issuer is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 3.4) an amount of money sufficient to redeem on the redemption date all the Securities of such series so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption. If any or all of the outstanding Securities of a series are to be redeemed, the Issuer will deliver to the Trustee at least 70 days prior to the date fixed for redemption an Officers’ Certificate stating the date of redemption and the aggregate principal amount of Securities to be redeemed.
If less than all the Securities of a series are to be redeemed, the Trustee shall select, in such manner as at the time shall be required by law or, if no such legal requirement shall then exist, in such manner as it shall deem appropriate and fair, Securities of such series to be redeemed in whole or in part. Securities may be redeemed in part in multiples equal to the minimum authorized denomination for Securities of such series or any integral multiple thereof. The Trustee shall promptly notify the Issuer in writing of the Securities of such series selected for redemption and, in the case of any Securities of such series selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities of any series shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.
SECTION 12.3 Payment of Securities Called for Redemption. If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after said date (unless the Issuer shall default in the payment of such Securities at the redemption price, together with interest accrued to said date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue and the unmatured Coupons, if any, appertaining thereto shall be void and, except as provided in Sections 6.5 and 10.4, such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption. On presentation and surrender of such Securities, together with all Coupons appertaining thereto maturing after the date fixed for redemption, at a place of payment specified in said notice, said Securities and Coupons or the specified portions thereof shall be paid and redeemed by the Issuer at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided that any semiannual payment of interest becoming due on the date fixed for redemption shall be payable in the case of Securities with Coupons attached thereto, to the bearers of the Coupons for such interest upon surrender thereof, and in the case of Registered Securities, to the holders of such Securities registered as such on the relevant record date subject to the terms and provisions of Section 2.4 hereof.
If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest or Yield to Maturity (in the case of an Original Issue Discount Security) borne by the Security.
If any Security with Coupons attached thereto is surrendered for redemption and is not accompanied by all such Coupons maturing after the date fixed for redemption, the surrender of such missing Coupon or Coupons may be waived by the Issuer and the Trustee, if there be furnished to each of them such security or indemnity as they may require to save each of them harmless.
Upon presentation of any Security redeemed in part only, the Issuer shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Issuer, a new Security or Securities of such series, together with all Coupons, if any, appertaining thereto, of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.
SECTION 12.4 Exclusion of Certain Securities from Eligibility for Selection for Redemption. Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in a written statement signed by an authorized officer of the Issuer and delivered to the Trustee at least 40 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Issuer or (b) an entity specifically identified in such written statement directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer.
SECTION 12.5 Mandatory and Optional Sinking Funds. The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “optional sinking fund payment.” The date on which a sinking fund payment is to be made is herein referred to as the “sinking fund payment date.”
In lieu of making all or any part of any mandatory sinking fund payment with respect to any series of Securities in cash, the Issuer at its option may (a) deliver to the Trustee Securities of such series theretofore purchased or otherwise acquired (except upon redemption pursuant to the mandatory sinking fund) by the Issuer or receive credit for Securities of such series (not previously so credited) theretofore purchased or otherwise acquired (except as aforesaid) by the Issuer and delivered to the Trustee for cancellation pursuant to Section 2.10,(b) receive credit for optional sinking fund payments (not previously so credited) made pursuant to this Section, or (c) receive credit for Securities of such series (not previously so credited) redeemed by the Issuer through any optional redemption provision contained in the terms of such series. Securities so delivered or credited shall be received or credited by the Trustee at the sinking fund redemption price specified in such Securities.
On or before the 60th day next preceding each sinking fund payment date for any series, the Issuer will deliver to the Trustee a written statement (which need not contain the statements required by Section 11.5) signed by an authorized officer of the Issuer (a) specifying the portion of the mandatory sinking fund payment to be satisfied by payment of cash and the portion to be satisfied by credit of Securities of such series, (b) if applicable, stating that none of the Securities of such series has theretofore been so credited, (c) stating that no defaults in the payment of interest or Events of Default with respect to such series have occurred (which have not been waived or cured) and are continuing and (d) stating whether or not the Issuer intends to exercise its right to make an optional sinking fund payment with respect to such series and, if so, specifying the amount of such optional sinking fund payment which the Issuer intends to pay on or before the next succeeding sinking fund payment date. Any Securities of such series to be credited and required to be delivered to the Trustee in order for the Issuer to be entitled to credit therefor as aforesaid which have not theretofore been delivered to the Trustee shall be delivered for cancellation pursuant to Section 2.10 to the Trustee with such written statement (or reasonably promptly thereafter if acceptable to the Trustee). Such written statement shall be irrevocable and upon its receipt by the Trustee the Issuer shall become unconditionally obligated to make all the cash payments or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. Failure of the Issuer, on or before any such 60th day, to deliver such written statement and Securities specified in this paragraph, if any, shall not constitute a default, but shall constitute, on and as of such date, the irrevocable election of the Issuer (i) that the mandatory sinking fund payment for such series due on the next succeeding sinking fund payment date shall be paid entirely in cash without the option to deliver or credit

Securities of such series in respect thereof and (ii) that the Issuer will make no optional sinking fund payment with respect to such series as provided in this Section.
If the sinking fund payment or payments (mandatory or optional or both) to be made in cash on the next succeeding sinking fund payment date plus any unused balance of any preceding sinking fund payments made in cash shall exceed $50,000 (or a lesser sum if the Issuer shall so request) with respect to the Securities of any particular series, such cash shall be applied on the next succeeding sinking fund payment date to the redemption of Securities of such series at the sinking fund redemption price, together with accrued interest to the date fixed for redemption. If such amount shall be $50,000 or less and the Issuer makes no such request, then it shall be carried over until a sum in excess of $50,000 is available. The Trustee shall select, in the manner provided in Section 12.2, for redemption on such sinking fund payment date a sufficient principal amount of Securities of such series to absorb said cash, as nearly as may be, and (if requested in writing by the Issuer) shall inform the Issuer of the serial numbers of the Securities of such series (or portions thereof) so selected. Except as aforesaid, any moneys in the sinking fund for such series at the time when any default or Event of Default shall occur, and any moneys thereafter paid into the sinking fund, during the continuance of such default or Event of Default, shall be deemed to have been collected under Article Five and held for the payment of all such Securities. In case such Event of Default shall have been waived as provided in Section 5.10 or the default cured on or before the 60th day preceding the sinking fund payment date in any year, such moneys shall thereafter be applied on the next succeeding sinking fund payment date in accordance with this Section to the redemption of such Securities.
ARTICLE THIRTEEN
SUBORDINATION OF SECURITIES
SECTION 13.1 Securities Subordinate to Senior Debt. The Issuer, for itself, its successors and assigns, covenants and agrees, and each Holder likewise covenants and agrees by his acceptance thereof, that the obligations of the Issuer to make any payment on account of the principal of and interest on each and all of the Securities shall be subordinate and junior, to the extent and in the manner hereinafter set forth, in right of payment and upon liquidation to the Issuer’s obligations to the holders of Senior Debt of the Issuer.
SECTION 13.2 Issuer Not to Pay if Senior Debt of Issuer is in Default. No payment on account of principal or interest on the Securities shall be made by the Issuer unless full payment of amounts then due for principal (and premium, if any), sinking funds, and interest on Senior Debt of the Issuer has been made or duly provided for in money or money’s worth in accordance with its terms. No payment on account of principal or interest on the Securities shall be made by the Issuer if, at the time of such payment or immediately after giving effect thereto, there shall have occurred an event of default with respect to any Senior Debt of the Issuer or in any instrument under which the same is outstanding, permitting the holders thereof (or a trustee on behalf of the holders thereof) to accelerate the maturity thereof, or an event that, with the giving of notice or the passage of time or both, would constitute such event of default, and such event of default shall not have been cured or waived.

SECTION 13.3 Payment Over of Proceeds upon Dissolution, Default, Etc., of the Issuer. The Issuer agrees that upon (i) the occurrence of any Senior Debt event of default referred to in Section 13.2 above that shall not have been cured or waived or (ii) any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or total or partial liquidation or reorganization of the Issuer, whether voluntary or involuntary or in bankruptcy, insolvency, receivership, conservatorship or other proceedings, all principal (and premium, if any), sinking fund payments and interest due or to become due upon all Senior Debt of the Issuer shall first be paid in full, or payment thereof provided for in money or money’s worth in accordance with its terms, before any payment is made on account of the principal of or interest on the indebtedness evidenced by the Securities, and upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities (other than securities of the Issuer or any other Person provided for by a plan of reorganization or readjustment, the payment of which is subordinate, at least to the extent provided in this Section with respect to the Securities, to the payment in full of all Senior Debt, provided the rights of the Holders of the Senior Debt are not altered by such reorganization or readjustment), to which the Holders of the Securities would, except for the provisions hereof, be entitled, shall be paid by the Issuer or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Holders or by the Trustee under this instrument if received by them or it, directly to the holders of Senior Debt of the Issuer (pro rata to each such holder on the basis of the respective amounts of Senior Debt held by such holder) or their representatives, to the extent necessary to pay all Senior Debt of the Issuer in full, in money or money’s worth, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Debt, before any payment or distribution is made to the Holders of the indebtedness evidenced by the Securities or to the Trustee or to any paying agent (subject, in the case of the Trustee or any paying agent, to the provisions of Section 6.5) under this instrument.
In the event that any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, including any such payment or distribution that may be payable or deliverable by reason of the payment of any other indebtedness of the Issuer being subordinated to the payment of the Securities, not permitted by the foregoing, shall be received by the Trustee or any Holder before all Senior Debt of the Issuer is paid in full, or provision is made for such payment, in accordance with its terms, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Senior Debt of the Issuer (pro rata to each such holder on the basis of the respective amounts of Senior Debt held by such holder) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Debt of the Issuer may have been issued, as their respective interests may appear, or to any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such distribution, for application to the payment of all Senior Debt of the Issuer remaining unpaid to the extent necessary to pay all such Senior Debt of the Issuer in full in accordance with its terms, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt of the Issuer.
The consolidation of the Issuer with, or the merger of the Issuer into, another corporation or the liquidation or dissolution of the Issuer following the conveyance or transfer of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in

Article Nine shall not be deemed a dissolution, winding up, liquidation or reorganization for the purposes of this Section if the corporation formed by such consolidation or into which the Issuer is merged or the Person that acquires by conveyance or transfer such properties and assets substantially as an entirety, as the case may be, as a part of such consolidation, merger, conveyance or transfer, shall comply with the conditions set forth in Article Nine.
SECTION 13.4 Subrogation to Rights of Holders of Senior Debt. Subject to the prior payment in full of all Senior Debt of the Issuer, the Holders shall be subrogated (equally and ratably with the holders of all indebtedness of the Issuer that by its express terms is subordinated to indebtedness of the Issuer to substantially the same extent as the Securities are subordinated and is entitled to like rights of subrogation) to the rights of the holders of such Senior Debt to receive payments or distributions of cash, property and securities applicable to the Senior Debt of the Issuer until the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions in respect of the Senior Debt of the Issuer of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Debt by Holders of the Securities or the Trustee, as between the Issuer, its creditors other than holders of Senior Debt of the Issuer and the Holders of the Securities, shall be deemed to be a payment or distribution by the Issuer to or on account of the Senior Debt of the Issuer; and no payments or distributions to the Trustee or the Holders of the Securities of cash, property or securities that are applied to the satisfaction of Senior Debt of the Issuer, as the case may be, by virtue of the subordination herein provided for, as between the Issuer, its creditors other than the holders of Senior Debt of the Issuer and the Holders of the Securities, shall be deemed to be a payment by the Issuer to or on account of the Securities.
SECTION 13.5 Reliance on Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Issuer referred to in this Article, the Trustee, subject to the provisions of Section 6.1, and the Holders shall be entitled to rely upon an order or decree made by any court of competent jurisdiction in which such dissolution or winding up or liquidation or reorganization or arrangement proceedings are pending or upon a certificate of the trustee in bankruptcy, receiver, conservator, assignee for the benefit of creditors or other person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent or to this Article.
SECTION 13.6 Payment Permitted if No Default. Nothing contained in this Article or elsewhere in this Indenture, or in any of the Securities, shall prevent (a) the Issuer, at any time except during the pendency of any dissolution, winding up, liquidation or reorganization or other similar proceedings referred to in Section 13.3 or under the conditions described in Section 13.2, from making payments at any time of principal of (or premium, if any) or interest on the Securities or (b) the application by the Trustee or any paying agent of any moneys deposited with it hereunder to the payment of or on account of the principal of (or premium, if any) or interest on Securities, if, at the time of such application, the Trustee or such paying agent, as the case may be, did not have the written notice provided for in Section 13.7 of any event prohibiting the making of such deposit or if, at the time of such deposit (whether or not in trust) by the Issuer with the Trustee or any paying agent (other than the Issuer), such payment would not have been prohibited by the provisions of this Article.
SECTION 13.7 Trustee Not Charged with Knowledge of Prohibition. Anything in this Article or elsewhere in this Indenture contained to the contrary notwithstanding, the Trustee shall not at any time be charged with knowledge of the existence of any facts that would prohibit the making of any payment of moneys to or by the Trustee and, subject to the provisions of Section 6.1, shall be entitled to assume that no event of default or prohibition specified in Section 13.2 has happened, until the Trustee shall have received an Officers’ Certificate of the Issuer to that effect or notice in writing signed by or on behalf of the holders, or their representatives, of at least $10,000,000 in principal amount of Senior Debt of the Issuer who shall have been certified by the Issuer or otherwise established to the reasonable satisfaction of the Trustee to be such holders or representatives or from any trustee under any indenture pursuant to which such Senior Debt shall be outstanding.
SECTION 13.8 Provisions are Solely to Define Relative Rights. The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand, and the holders of the Senior Debt on the other. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among the Issuer, its creditors other than holders of Senior Debt and the Holders of the Securities, the obligation of the Issuer, which is absolute and unconditional (and which, subject to the rights under this Article of the holders of Senior Debt, is intended to rank equally with all other general obligations of the Issuer), to pay to the Holders of the Securities the principal of (and premium, if any, on) and interest on the Securities as and when the same shall become due and payable in accordance with their terms; (b) affect the relative rights against the Issuer of the Holders of the Securities and creditors of the Issuer other than the holders of Senior Debt; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Debt, to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.
SECTION 13.9 No Waiver of Subordination Provisions. No right of any present or future holder of any Senior Debt of the Issuer to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuer or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Issuer with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.
SECTION 13.10 Trustee to Effectuate Subordination. Each Holder by his acceptance of a Security or Securities authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.
The Trustee, however, shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders or creditors if it in good faith mistakenly shall pay over or distribute to or on behalf of Holders of the Securities or the Issuer moneys or assets to which any holder of Senior Debt shall be entitled by virtue of this Article.

SECTION 13.11 Rights of Trustee as Holder of Senior Debt. The Trustee shall be entitled to all the rights set forth in this Article with respect to any Senior Debt that may at any time be held by it, to the same extent as any other holder of Senior Debt, as the case may be, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.
SECTION 13.12 Article Applicable to Paying Agents. In case at any time any paying agent other than the Trustee shall have been appointed by the Issuer with respect to a series of Securities and be then acting hereunder, the term “Trustee” as used in this Article shall in such case (unless the context shall otherwise require) be construed as extending to, and including such paying agent within its meaning as fully for all intents and purposes as if such paying agent were named in this Article in addition to or in place of the Trustee; provided, however, that Sections 13.8 and 13.11 shall not apply to the Issuer or any Affiliate of the Issuer if it or such Affiliate acts as paying agent; and provided, further, that no paying agent (other than the Issuer or any Affiliate of the Issuer if it or such Affiliate acts as paying agent) shall be deemed to owe any fiduciary duty to the holders of Senior Debt or shall be liable to any such holder if it shall pay over or distribute to or on behalf of Holders of Securities or the Issuer or any other Person moneys or assets to which any holder of Senior Debt shall be entitled by virtue of this Article or otherwise.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of June ___, 2007.

THE PROGRESSIVE CORPORATION

[Corporate Seal]

By:

Name:
Title:
Attest:

By:
Name:	Charles E. Jarrett
Title:	Vice President, Secretary
and Chief Legal Officer

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By:

Name:
Title:	Authorized Signatory

STATE OF OHIO	)
	)	ss.:
COUNTY OF CUYAHOGA	)
             On this ___day of ___, 2007, before me personally came                      to me personally known, who, being by me duly sworn, did depose and say that he resides at                     , Ohio; that he is an officer of THE PROGRESSIVE CORPORATION, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

Notary Public

[Notarial Seal]

STATE OF ILLINOIS	)
	)	ss.:
COUNTY OF COOK	)
             On this ___day of ___, 2007, before me personally came Linda Garcia to me personally known, who, being by me duly sworn, did depose and say that she resides at                     ,                      ; that she is an authorized officer of The Bank of New York Trust Company, N.A., one of the corporations described in and which executed the above instrument, and that she signed her name thereto by like authority.

Notary Public
[Notarial Seal]

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